Exhibit 99.1
IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY

Franklin Balance Sheet Investment Fund and Franklin	)
Microcap Value Fund, Oppenheimer Investment	)
Partnership LP and Oppenheimer Close International	)
Ltd., Wynnefield Partners Smallcap Value LP I,	)
Wynnefield Partners Smallcap Value LP, Wynnefield	)
Smallcap Value Off-Shore Fund LPD and Channell	)
Partnership II, LP, and John H. Norberg, Jr.,	)
Individually, derivatively and on behalf of a Class	)
of similarly situated stockholders,	)
)
Plaintiffs,	)
)
v.	)	Civil Action No. 888-N
)
Thomas B. Crowley, Jr., Molly M. Crowley, Phillip E.	)
Bowles, Gary L. Depolo, Earl T. Kivett, William A.	)
Pennella, Leland S. Prussia, Cameron W. Wolfe, Jr.,	)
)
Defendants,	)
v.	)
)
Crowley Maritime Corporation,	)
)
Nominal Derivative Defendant.	)
STIPULATION AND AGREEMENT OF
COMPROMISE, SETTLEMENT AND RELEASE
     The parties to the above-captioned action (the “Action”), by and through their attorneys, have entered into the following Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”), subject to the approval of the Court:

     WHEREAS:
     A. On November 30, 2004, Franklin Balance Sheet Investment Fund and Franklin Microcap Value Fund, Oppenheimer Investment Partnership LP and Oppenheimer Close International Ltd., Wynnefield Partners Smallcap Value LP I, Wynnefield Partners Smallcap Value LP, Wynnefield Smallcap Value Off-Shore Fund LPD and Channell Partnership II, LP (“Initial Plaintiffs”), filed a complaint in the Court of Chancery of the State of Delaware in and for New Castle County (the “Complaint”), which was styled to include both a derivative claim, putatively brought on behalf of the Crowley Maritime Corporation (the “Company”) and class claims, putatively brought on behalf of the Initial Plaintiffs and all other holders of the Company’s common stock (other than defendants and any of their affiliates). Among other things, the Complaint alleged that the directors breached their fiduciary duties by putting in place a “policy” to ensure that the Crowley family maintained control of the Company, including by entering into split-dollar life insurance agreements (the “Split-Dollar

Agreements”). The Complaint alleged that by entering into and authorizing the Company to make payments under the Split-Dollar Agreements, the directors breached their fiduciary duties and injured the stockholders of the Company. The Initial Plaintiffs asked the Court to certify a class, grant declaratory relief, and order the disgorgement of profits and damages in an amount equal to the premiums, cost and expenses paid with respect to the Split-Dollar Agreements.
     B. On February 25, 2005, the defendants moved to dismiss the Complaint. The Court heard oral argument on the motion on August 3, 2005, and, pursuant to the Court’s direction at the conclusion of the argument, on October 24, 2005, defendants filed a supplemental brief.
     C. In response, on December 27, 2005, Initial Plaintiffs, in lieu of filing a responsive supplemental brief, sought leave to amend their complaint and to add another plaintiff to address the issues raised by the motion to dismiss.
     D. On October 19, 2006, the Court granted Initial Plaintiffs leave to amend the Complaint and add another plaintiff. On October 24, 2006, the Initial Plaintiffs filed an amended complaint (the “Amended Complaint”), which added Norberg as a plaintiff, and made new allegations (together with all named Initial Plaintiffs, the “Plaintiffs”).
     E. On November 7, 2006, the defendants moved to dismiss the Amended Complaint. On November 27, 2006, the parties entered into a briefing schedule on defendants’ motion to dismiss the Amended Complaint, with argument to be heard on February 22, 2007.
     F. In December 2006, counsel for the defendants and counsel for the Plaintiffs engaged in extensive arm’s-length negotiations concerning a possible settlement of the claims alleged in the Amended Complaint. The parties discussed settling those claims by providing Plaintiffs an opportunity to sell their shares for cash to liquidate their minority position in the Company. After numerous discussions, Plaintiffs agreed to consider a tender offer for their shares, but insisted that their valuation of the Company indicated that the price to be offered would have to substantially exceed the bid price for the shares (which at the time was approximately $1800.00 per share). Following extended negotiations between counsel for the parties, Plaintiffs indicated that they would favorably consider an offer of $2,990.00 per share for their stock in the context of a tender offer for all shares, conditioned on at least 95% of the shares being tendered and a majority of the unaffiliated shares being tendered.
     G. In evaluating the settlement proposed herein (the “Settlement”), Plaintiffs and their counsel considered, among other things: (i) the benefit to the Plaintiffs and the class provided by the Settlement, particularly the opportunity to liquidate their minority position for cash at a substantial premium to the bid price of the shares; (ii) the attendant risks of continued litigation and the uncertainty of the outcome of the litigation; (iii) the probability of recovery and nature of a judgment thereon; and (iv) the conclusion reached by the Plaintiffs and their counsel after investigation and consideration sufficient to inform themselves of the merits of the Settlement, that the terms of the Settlement are fair and reasonable and in the best interest of the Plaintiffs and the class.
     H. Defendants have vigorously denied, and continue to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Amended Complaint, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, deny that they acted improperly in any way and deny liability of any kind to Plaintiffs or the potential class, but consider it desirable that the Action be settled and dismissed on the merits and with prejudice in order to: (i) avoid the substantial expense, inconvenience and distraction of continued litigation; (ii) dispose of potentially burdensome and protracted litigation; and (iii) finally put to rest and terminate the claims asserted in the Action.
     NOW, THEREFORE, IT IS STIPULATED AND AGREED, subject to the approval of the Court, and pursuant to Delaware Court of Chancery Rules 23(e) and 23.1, that all claims, rights, demands, suits, matters, issues or causes of action, whether known or unknown, of the Plaintiffs and all class members (as herein defined) against all defendants and any of their present or former officers, directors, employees, stockholders, agents, attorneys, advisors, insurers, accountants, trustees, financial advisors, commercial bank lenders, persons who provided fairness opinions, investment bankers, associates, representatives, affiliates, parents, subsidiaries (including the directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively, “Defendants’ Affiliates”), whether such claims arise or could have arisen under state or federal law, including the federal securities laws (except for claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law of stockholders who properly demand appraisal and have not otherwise waived their appraisal rights), and whether directly, derivatively, representatively or arising in any other capacity, that arise out of or in connection with, any claim that was or could have been brought in the Amended Complaint, or that arises now or hereafter out of, or that relates in any way to, the acts, facts or the events alleged in the Amended Complaint including, without limitation, the Life Insurance Agreements and the Settlement Agreement (as those terms are defined in the Amended Complaint), any premiums, expenses, costs or other monies paid or forgiven by the Company relating thereto, and any agreements and disclosures relating thereto, and any acts, facts, matters, transactions, occurrences, conduct or representations relating to or arising out of the subject matter referred to in the Amended Complaint, and the fiduciary and disclosure obligations of any of the defendants (or other persons to be released) with respect to any of the foregoing (whether or not such claim could have been asserted in the Amended Complaint), shall be forever compromised, settled, released and dismissed with prejudice (the “Settled Claims”), upon and subject to the following terms and conditions:
     1. Crowley Newco Corporation, (the “Purchaser”) a corporation formed by Thomas B. Crowley Jr., will make a cash tender offer to acquire all of the outstanding public shares of common stock of the Company, including all shares currently held by Plaintiffs and the members of the putative class (the “Public Shares”), for $2990.00 per share in cash (the “Offer”). The Offer will include conditions requiring that there be validly delivered and not withdrawn prior to the expiration date of the Offer a number of shares of common stock of the Company that constitute: (a) a majority of the Public Shares (the “Majority of the Minority Condition”); and (b) together with the shares beneficially owned by the Purchaser, at least 95% of the total number of shares outstanding on the expiration date of the Offer (the “Minimum Condition”). The Offer will also include conditions that this Court shall have approved the settlement of this litigation and entered its final order (and the time for any appeal shall have expired) prior to the closing of the Offer, that there be no material adverse change in the business or assets of the Company prior to the closing of the Offer, that there be no pending governmental or legal action challenging or delaying the consummation of the Offer or the Merger (as defined below), and that the Crowley Board of Directors shall not have determined to oppose the Offer or Merger. Plaintiffs hereby agree to tender all of the shares they own or control and will not oppose the Offer or Merger, withdraw such shares, transfer or dispose or such shares or exercise appraisal rights in the Merger. Under the terms of the Offer, the Purchaser may waive certain conditions.
     2. Immediately following expiration of the Offer and at the same time as it accepts for payment and purchases the tendered Public Shares, the Purchaser will complete the acquisition of all of the shares beneficially owned or held by Thomas B. Crowley, Jr., Christine S. Crowley and Molly M. Crowley (other than 278 shares held by the Crowley Foundation), as well as those shares held by the Company’s Retirement Stock Plan, Stock Savings Plan and Employee Stock Ownership Plan, then will merge with and into the Company, with the Company continuing as the surviving Company following the merger (the “Merger”). The Purchaser will complete the Merger at the same price to be paid in the Offer ($2990.00 per share), following consummation of the Offer according to its terms.
     3. As soon as practicable after the Stipulation has been executed, the parties hereto shall jointly apply to the Court for an Order (in the form attached hereto as Exhibit A), with respect to notice and the settlement hearing (the “Scheduling Order”):
     (a.) Provisionally certifying this Action as a class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) on behalf of the class to include all record and beneficial owners of shares of common stock of the Company on any day during the period from December 23, 2003 to and including the effective date of the consummation of the Merger (other than Defendants and their “affiliates” and “associates” (as those terms are defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934)), including the legal representatives, heirs, successors-in-interest, transferees or assigns of all such foregoing holders, immediate and remote (“the Class”);
     (b.) Providing that the Plaintiffs in the Action are designated as the class and derivative representatives (the “Representatives”), and designating their counsel as Class and Derivative Counsel;
     (c.) Directing that a hearing be held by the Court (the “Settlement Hearing”) to determine, among other things (i) whether the Court should approve the Settlement and enter the Order and Final Judgment dismissing the Amended Complaint pursuant to Rules 23(e) and 23.1 of the Court of Chancery with prejudice and on the merits, each party to bear its own costs (except as expressly provided herein) and extinguishing and releasing any and all Settled Claims; (ii) whether, in the event that the Court approves the Settlement, to grant Plaintiffs’ application for an award of attorneys’ fees and for the reimbursement of expenses incurred that they may make in accordance with the Stipulation; and (iii) such other matters as the Court may deem necessary and appropriate;
     (d.) Providing that a copy of the Notice of Pendency of Class Action, Proposed Settlement of Class and Derivative Action, Settlement Hearing; and Right to Appear (the “Notice”), substantially in the form attached hereto as Exhibit B, be mailed by or on behalf of the Company by first-class mail within ten (10) business days of the date of the Scheduling Order, in the name of the Register in Chancery or by the direction of the Court, to all record holders and beneficial owners of shares of common stock of the Crowley Maritime Corporation (other than the defendants and Defendants’ Affiliates) who held common stock on any day during the period from December 23, 2003 to the present at their last known addresses appearing in the stockholders’ records of the Company; and
     (e.) Requesting that record holders in the Class who are not also the beneficial owners of the shares of the Company’s common stock held by them of record forward the Notice to the Class to such beneficial owners of those shares. Additional copies of the Notice to the Class will be made available to the record holders for this purpose upon request.
     4. If the Settlement (including any modification thereto made with the consent of the parties as provided for herein) and all transactions preparatory or incident thereto shall be approved by the Court following a hearing as fair, reasonable and adequate and in the best interest of the Class, the parties shall jointly request the Court to enter an Order and Final Judgment (substantially in the form attached hereto as Exhibit C) (the “Final Judgment”). The Final Judgment shall, among other things:
     (a.) Certify this Action as a class action pursuant to Delaware Court of Chancery Rules 23(a) and 23(b)(1) on behalf of the Class;
     (b.) Certify the Plaintiffs in the Action as the Class and Derivative Representatives;
     (c.) Certify the Representative’s counsel as Class and Derivative Counsel;
     (d.) Approve the Settlement, and all transactions preparatory or incident thereto, as fair, reasonable, adequate and in the best interest of the Class, pursuant to Chancery Court Rule 23(e) and the Corporation pursuant to Chancery Court Rule 23.1;
     (e.) Authorize performance of the Settlement in accordance with its terms and conditions;

          (f.) Dismiss the Action with prejudice including with prejudice against all Plaintiffs and members of the Class, without costs except as hereinafter provided and release defendants, Defendants’ Affiliates, and each of them, from the Settled Claims upon consummation of the Offer and Merger in accordance with the terms and conditions of the Offer and this Stipulation.
     5. The Effective Date of the Settlement proposed by this Stipulation shall be five (5) days after the latter of: (i) consummation of the Merger and (ii) entry by the Court of a Final Order and Judgment approving the Settlement that is no longer subject to further appeal or reargument, either because the time for an appeal or reargument has expired with no appeal or reargument being taken, or an appeal has been taken but has been dismissed with no further right of appeal or reargument, or the Order and Final Judgment approving the Settlement has been finally affirmed with no further right of appeal or reargument, or the Final Order and Judgment approving the Settlement has otherwise become final.
     6. If the Settlement provided herein is approved by the Court, the Representative’s counsel will apply to the Court for an award of attorneys’ fees and expenses. The Company shall pay on behalf of all defendants only the fees and expenses as the Court directs. Neither Crowley, nor any individual defendant, nor any of the Defendants’ Affiliates shall be liable for any other fees or expenses of the Class. Any fees or expenses that are awarded pursuant to the terms of this Stipulation shall be paid within ten (10) business days after the Effective Date (defined above); provided however, that no such fees or expenses shall be paid until all proceedings described in paragraph 11 hereof have been dismissed or withdrawn.
     7. The procedure for and the allowance or disallowance by the Court of any application by Class Counsel for attorneys’ fees are not part of the Settlement set forth in this

Stipulation and may be considered by the Court separately from the Court’s consideration of the fairness, reasonableness and adequacy of the Settlement set forth in this Stipulation. Any order or proceedings relating to the fee application, or any appeal from any order relating thereto or reversal or modification thereof, are not intended to operate to terminate or cancel this Stipulation, or affect or delay the finality of the Order and Final Judgment approving this Stipulation and the Settlement of the Action. Further, it is the intention of the parties that any order, proceedings or appeal relating to the application for fees not affect or delay the finality of the judgment approving this Stipulation or the Settlement.
     8. Except as provided in this Stipulation, defendants and Defendants’ Affiliates shall bear no other expenses, costs, damages or fees incurred by the Representative, or any member of the Class, or by any attorney, expert, adviser, agent or representative of any of the foregoing persons.
     9. The Company shall assume the administrative responsibility of providing the Notice to the Class and its stockholders in accordance with the Scheduling Order, and shall bear the expense of mailing the Notice. Prior to or at the Settlement Hearing, counsel for the Company shall file with the Court an appropriate affidavit with respect to the initial mailing of the Notice.
     10. The release contemplated by this Stipulation extends to claims that the Representatives, on behalf of themselves, the Class, and the Company do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this release. Each of the named Representatives and each member of the Class shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims including, without limitation, Section 1542 of the California Civil Code (any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code § 1542) which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR
The Representatives, on behalf themselves, the Class, and the Company further acknowledge that members of the Class may discover facts in addition to or different to those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, on behalf of the Class, to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.
     11. If any claims which are or would be subject to the release and discharge contemplated by the Settlement are asserted against any person in any court prior to the Effective Date of the Settlement, Plaintiffs shall join in any motion to dismiss or stay such proceedings and shall otherwise use their best efforts to effect a withdrawal or dismissal of the claims. If, following a motion to dismiss, such claims are not dismissed or the action or actions in which such claims are asserted are not stayed in contemplation of dismissal subject only to approval of this proposed Settlement, any of the defendants may, at their sole discretion, withdraw from the Settlement. Any party electing to withdraw from the Settlement must provide all counsel with a notice of such withdrawal within ten (10) business days of any decision or decisions denying the dismissal or stay of such claims.
     12. If, for any reason, this Stipulation (including any amendment made thereto) in whole or in part, is not approved by the Court, or the Court approves the Settlement but such approval is reversed or vacated on appeal and such order reversing or vacating the Settlement becomes final or any of the conditions to this Settlement are not fulfilled, or the Offer or Merger cannot be consummated for any reason, then the Settlement proposed herein shall be of no further force or effect and the Settlement and any amendment thereto and all orders relating to it shall be null and void and of no force and effect. In any such event, neither this Stipulation nor any of the orders contemplated by it shall prejudice in any way the respective positions of the parties with respect to the Action or their rights relating to it.
     13. No Provision contained in this Stipulation shall be deemed an admission by any party as to any claim alleged or asserted in the Action, and neither this Stipulation nor the negotiations or proceedings in connection with this Stipulation shall be offered or received into evidence at a trial or any other proceeding of any kind whatsoever, except in an action or proceeding to enforce the terms and conditions of this Stipulation.
     14. Each of the attorneys executing this Stipulation on behalf of one or more parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Stipulation on behalf of each such respective party.
     15. Counsel for the Representatives and defendants are expressly authorized to enter into changes, modifications, or amendments of the Stipulation and the attached Exhibits which they mutually deem appropriate without further notice as long as such changes are in writing and are approved by the Court and the Court does not requires such notice; provided however, Court approval is not necessary and shall not be sought for purely ministerial and non-substantive changes, modifications or amendments as counsel may determine are necessary and appropriate in connection with administration of the Settlement including, but not limited to reasonable extensions of time to carry out any of the provisions of this Stipulation.
     16. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of the Settlement Agreement or this Stipulation shall not be deemed a waiver of any such provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon the strict performance of any and all of the provisions of the Settlement Agreement and this Stipulation to be performed by such other party.
     17. This Stipulation and all Exhibits hereto and any related settlement document shall be governed and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions thereof.
     18. In the event of any dispute or disagreement with respect to the meaning, effect or interpretation of the Stipulation or an attached exhibit or in the event of a claimed breach of the Stipulation or an attached exhibit, the parties hereto agree that such dispute will be adjudicated only in the Delaware Court of Chancery.
     19. The Stipulation shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, and upon any corporation or other entity with which any party hereto may merge or consolidate.
     20. The Exhibits to the Stipulation are incorporated in and constitute an integral part of the Stipulation.

     21. The Stipulation, together with any Exhibits, shall be deemed to have been mutually prepared by the settling parties and shall not be construed against any of them by reason of authorship.
     22. The parties and their attorneys agree to cooperate fully with one another in seeking Court approval of this Stipulation and the Settlement, and to use their best efforts to effect, as promptly as practicable, the consummation of this Stipulation and the Settlement provided for hereunder (including any amendments thereto) and the dismissal of the Action, including the Amended Complaint filed in the Action, with prejudice and without costs to any party (except as provided herein).
     23. This Stipulation may be executed by facsimile or electronic signature in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when such counterparts have been signed by each of the parties and delivered to the other parties.
     WHEREFORE, the parties enter into this Stipulation as of the 19th day of March, 2007.

TAYLOR & MCNEW, LLP

/s/ R. Bruce McNew

R. Bruce McNew (#967)
2710 Centerville Road, Suite 210
Greenville, DE 19808
(302) 655-9200
Attorney for Plaintiffs

MORRIS NICHOLS ARSHT & TUNNELL, LLP

/s/ Jon E. Abramczyk

Jon E. Abramczyk (#2432)
OF COUNSEL:	John P. DiTomo (#4850)
1201 North Market Street
Michael D. Torpey	P.O. Box 1347
James N. Kramer	Wilmington, DE 19899-1347
Erin L. Bansal	(302) 658-9200
Orrick, Herrington & Sutcliffe LLP	Attorneys for Defendants
The Orrick Building
405 Howard Street
San Francisco, CA 94105-2669
(415) 773-5900

Exhibit A

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY

Franklin Balance Sheet Investment Fund and	)
Franklin Microcap Value Fund, Oppenheimer	)
Investment Partnership LP and Oppenheimer	)
Close International Ltd., Wynnefield Partners	)
Smallcap Value LP I, Wynnefield Partners	)
Smallcap Value LP, Wynnefield Smallcap Value	)
Off-Shore Fund LPD and Channell Partnership II,	)
LP, and John H. Norberg, Jr., Individually,	)
derivatively and on behalf of a Class of similarly	)
situated stockholders,	)
)
Plaintiffs,	)
	)	Civil Action No. 888-N
v.	)
)
Thomas B. Crowley, Jr., Molly M. Crowley,	)
Phillip E. Bowles, Gary L. Depolo, Earl T. Kivett,	)
William A. Pennella, Leland S. Prussia, Cameron	)
W. Wolfe, Jr.,	)
)
Defendants,	)
)
v.	)
)
Crowley Maritime Corporation,	)
)
Nominal Derivative Defendant.
SCHEDULING ORDER FOR APPROVAL OF
SETTLEMENT OF CLASS AND DERIVATIVE ACTION
     The parties to the above-captioned consolidated action (collectively, the “Action”), having applied for an Order approving the proposed settlement of the Action and determining certain matters in connection with the proposed settlement of the Action (the “Settlement”) and for dismissal of the Action, in accordance with the terms and conditions of the Stipulation and Agreement of Compromise, Settlement and Release entered into by the parties, dated March___, 2007 (the “Stipulation”);

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     NOW, upon consent of the parties, after review and consideration of the Stipulation filed with the Court and the Exhibits annexed thereto, and after due deliberation,
     IT IS HEREBY ORDERED this ___day of March, 2007 that:
     For purposes of settlement only, pursuant to Chancery Court Rules 23(a), 23(b)(1), (b)(2), and 23.1, the Action, pending the Settlement Hearing (defined below), shall be provisionally maintained as a class and derivative action on behalf of: (i) the Crowley Maritime Corporation (the “Company”) and its stockholders; and (ii) a class consisting of all record holders and beneficial owners of shares of the common stock of the Company on any day during the period from December 23, 2003 to and including the effective date of the consummation of the Merger, as that term is defined in the Stipulation (other than defendants and their “affiliates” and “associates” (as those terms are defined in Rule 12b-2 promulgated pursuant to the Securities Act of 1934)), including the legal representatives, heirs, successors-in-interest, transferees or assigns of all such foregoing holders, immediate and remote (the “Class”). The named plaintiffs in the actions consolidated in C.A. No. 888-N are provisionally designated as the class and derivative representatives (the “Plaintiffs”) and their counsel as class and derivative counsel.
     A hearing (the “Settlement Hearing”) shall be held on April ___, 2007, at ___.m., in the Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to determine whether:
     (a). pursuant to Chancery Court Rule 23.1 the Action, with respect to Count I thereof, may be properly instituted as a derivative action on behalf of the Company and its stockholders;

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     (b). pursuant to Chancery Court Rules 23(b)(1) and (b)(2), with no opt-out rights, the Action, with respect to Count II thereof, may be finally certified as a class action on behalf of the Class;
     (c). the Plaintiffs have adequately represented the Class, the Company and its stockholders and should be finally designated as Class and Derivative representative with Plaintiffs’ counsel finally designated Class and Derivative representative counsel;
     (d). the Stipulation and the terms and conditions of the Settlement proposed in the Stipulation, are fair, reasonable, adequate and in the best interests of the Company and the Class;
     (e). the Court should approve a final judgment dismissing the Action as to all defendants named therein and their affiliates and with prejudice as against Plaintiffs, all members of the Class, the Company and derivatively as against all present, past and future stockholders of the Company (the “Final Order and Judgment”);
     (f). to hear and determine any objections to the Settlement;
     (g). the Court should award attorneys’ fees and expenses to Plaintiffs’ attorneys pursuant to the application described below; and
     (h). to hear such other matters as the Court may deem necessary and appropriate.
     The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and reimbursement of expenses, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

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     The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the parties to the Stipulation and without further notice to the Class.
     Within ten (10) business days after the date of this Order, the Company shall cause a notice of the Settlement Hearing in substantially the form annexed as Exhibit B to the Stipulation (the “Notice”) to be mailed by United States mail, postage pre-paid, to all record holders and beneficial owners of common stock of the Company at any time from December 23, 2003 to the present at their last known address appearing in the stock transfer records maintained by or on behalf of the Company. All record holders in the Class who are not also the beneficial owners of the shares of the Company’s common stock held by them of record are requested to forward the Notice to such beneficial owners of those shares. The Company shall use reasonable efforts to give notice to such beneficial owners by: (a) making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests additional copies for distribution to beneficial owners; or (b) mailing additional copies of the Notice to beneficial owners whose names and addresses the Company receives from record owners.
     The form and method of notice specified herein is the best notice practicable and shall constitute due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice. Counsel for the Company shall, at least ten (10) days before the Settlement Hearing, file an appropriate affidavit with respect to preparing and mailing the Notice.
     Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or the application for attorneys’ fees and expenses, or who otherwise wishes to be heard, may appear in person or by his attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that

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no person other than Plaintiffs’ Counsel and counsel for the defendants in the Action shall be heard and no papers, briefs, pleadings or other documents submitted by any person shall be considered by the Court unless not later than ten (10) calendar days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) a statement of such person’s objections to any matters before the Court; (c) the grounds therefor or the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. Such filings shall be served upon the following counsel:
R. Bruce McNew
TAYLOR & McNEW LLP
2710 Centerville Road, Suite 210
Greenville, DE 19808
(302) 655-9200
Jon E. Abramczyk
John P. DiTomo
MORRIS, NICHOLS, ARSHT & TUNNELL, LLP
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899
     Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Plaintiffs’ Counsel, any award of attorneys’ fees or reimbursement of expenses, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in paragraph 7. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

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     If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement and Stipulation (including any modification thereof made with the consent of the parties as provided in the Stipulation), any Class certification herein and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein) shall be terminated and shall become void and of no further force and effect except for the Company’s obligations to pay for any expense incurred in connection with the Notice and administration provided for by this Order. In that event, neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or offered or received as evidence at any proceeding in this or any other action or proceeding.
     All proceedings in the Action, other than proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Stipulation should be approved, Plaintiffs, and all members of the Class are barred and enjoined from commencing or prosecuting any action asserting any claims that are, or relate in any way to, the Settled Claims as defined in the Stipulation.
     Neither the Stipulation or any provision contained in the Stipulation, nor any negotiations, statements or proceedings in connection therewith, shall be construed as, or deemed to be evidence of, an admission or concession on the part of any of the Plaintiffs, defendants, any Class Member, the Company, or any other person of any liability or wrongdoing by them, or any of them, and shall not be offered or received in evidence in any action or proceeding, or be used in any way as an admission, concession or evidence of any liability or wrongdoing of any nature, and shall not

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be construed as, or deemed to be evidence of an admission or concession that Plaintiffs, any member of the Class, Company, or any other person, has or has not suffered any damage.

     Vice Chancellor

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Exhibit B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY

Franklin Balance Sheet Investment Fund and Franklin	)
Microcap Value Fund, Oppenheimer Investment	)
Partnership LP and Oppenheimer Close International	)
Ltd., Wynnefield Partners Smallcap Value LP I,	)
Wynnefield Partners Smallcap Value LP, Wynnefield	)
Smallcap Value Off-Shore Fund LPD and Channell	)
Partnership II, LP, and John H. Norberg, Jr.,	)
Individually, derivatively and on behalf of a Class	)
of similarly situated stockholders,	)
)
Plaintiffs,	)
	)	Civil Action No. 888-N
v.	)
)
Thomas B. Crowley, Jr., Molly M. Crowley, Phillip E.	)
Bowles, Gary L. Depolo, Earl T. Kivett, William A.	)
Pennella, Leland S. Prussia, Cameron W. Wolfe, Jr.,	)
)
Defendants,	)
)
v.	)
)
)
Crowley Maritime Corporation,	)
)
Nominal Derivative Defendant.
NOTICE OF PENDENCY OF CLASS AND DERIVATIVE ACTION,
TEMPORARY AND PROPOSED CLASS ACTION DETERMINATION,
PROPOSED SETTLEMENT OF CLASS AND DERIVATIVE ACTION,
SETTLEMENT HEARING AND RIGHT TO APPEAR
TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF CROWLEY MARITIME CORPORATION (THE “COMPANY”) AT ANY TIME DURING THE PERIOD FROM DECEMBER 23, 2003 TO AND INCLUDING THE EFFECTIVE DATE OF THE CONSUMMATION OF THE MERGER AS DEFINED IN THE STIPULATION, OR THEIR LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS IN INTEREST, TRANSFEREES OR ASSIGNS, IMMEDIATE OR REMOTE.

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PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS AND ADEQUACY OF THE PROPOSED SETTLEMENT, OR FROM PURSUING THE SETTLED CLAIMS (DEFINED HEREIN).
IF YOU HELD CROWLEY MARITIME CORPORATION COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO THE BENEFICIAL OWNER.
I. PURPOSE OF THIS NOTICE
     The purpose of this Notice is to notify you, pursuant to Rules 23 and 23.1 of the Court of Chancery of the State of Delaware in and for New Castle County (the “Court”), and Order of the Court dated March ___, 2007 of: (i) the Court’s determination to provisionally certify the above-captioned action as a class and derivative action pursuant to Court of Chancery Rules 23(b)(1), 23(b)(2) with no opt-out rights and 23.1; (ii) the proposed settlement of the Action (the “Settlement”) as provided for in the Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) dated March ___, 2007 entered into by the parties to the Action; and (iii) of your right to participate in a hearing to be held on April ___, 2007, at ___.m., in the Delaware Court of Chancery in the New Castle County Courthouse, 500 North King Street, Wilmington, Delaware (the “Settlement Hearing”) to determine, among other things, whether: (i) pursuant to Chancery Court Rule 23.1, the Action, with respect to Count I thereof, may be properly instituted as a derivative action on behalf of the Company and its stockholders; (ii) pursuant to Chancery Court Rules 23(b)(1) and (b)(2), with no opt-out rights, the Action, with respect to Count II thereof, may be maintained as a class action on behalf of a class, consisting of all owners of the Company’s common stock as of December 23, 2003 to and including the effective date of the consummation of the Merger as defined in the Stipulation (other than

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defendants and their “affiliates” and “associates” (as those terms are defined in Rule 12b-2 promulgated pursuant to the Securities Act of 1934)), including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders, immediate and remote (the “Class”); and (iii) to consider other matters, including a request by Plaintiffs’ counsel for attorneys’ fees and reimbursement of expenses.
     This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.
     If the Court approves the Settlement, the parties will ask the Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice on the merits in accordance with the terms of the Stipulation.
THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE COURT OF CHANCERY. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES.
II.BACKGROUND OF THE ACTION
     On November 30, 2004, Franklin Balance Sheet Investment Fund and Franklin Microcap Value Fund, Oppenheimer Investment Partnership LP and Oppenheimer Close International Ltd., Wynnefield Partners Smallcap Value LP I, Wynnefield Partners Smallcap Value LP, Wynnefield Smallcap Value Off-Shore Fund LPD and Channell Partnership II, LP, (the “Initial Plaintiffs”) filed a complaint in the Court of Chancery of the State of Delaware in and for New Castle County (the “Complaint”), which was styled to include both a derivative claim, putatively brought on behalf of the Crowley Maritime Corporation (the “Company”) and class claims, putatively brought on behalf of the Initial Plaintiffs and all other holders of the

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Company’s common stock (other than defendants and any of their affiliates). Among other things, the Complaint alleged that the directors breached their fiduciary duties by putting in place a “policy” to ensure that the Crowley family maintained control of the Company, including by entering into split-dollar life insurance agreements (the “Split-Dollar Agreements”). The Complaint alleged that by entering into and authorizing the Company to make payments under the Split-Dollar Agreements, the directors breached their fiduciary duties and injured the stockholders of the Company. The Initial Plaintiffs asked the Court to certify a class, grant declaratory relief, and order the disgorgement of profits and damages in an amount equal to the premiums, cost and expenses paid with respect to the Split-Dollar Agreements.
     On February 25, 2005, the defendants moved to dismiss the Complaint. The Court heard oral argument on the motion on August 3, 2005, and, pursuant to the Court’s direction at the conclusion of the argument, on October 24, 2005, defendants filed a supplemental brief.
     In response, on December 27, 2005, Initial Plaintiffs, in lieu of filing a responsive supplemental brief, sought leave to amend their complaint and to add another plaintiff to address the issues raised by the motion to dismiss.
     On October 19, 2006, the Court granted Initial Plaintiffs leave to amend the Complaint and add another plaintiff. On October 24, 2006, the Initial Plaintiffs filed an amended complaint (the “Amended Complaint”), which added Norberg as a plaintiff, and made new allegations (together with all named Initial Plaintiffs the “Plaintiffs”).
     On November 7, 2006, the defendants moved to dismiss the Amended Complaint. On November 27, 2006, the parties entered into a briefing schedule on defendants’ motion to dismiss the Amended Complaint, with argument to be heard on February 22, 2007.

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     In December 2006, counsel for the defendants and counsel for the Plaintiffs engaged in extensive arm’s-length negotiations concerning a possible settlement of the claims alleged in the Amended Complaint. The parties discussed settling those claims by providing Plaintiffs an opportunity to sell their shares for cash to liquidate their minority position in the Company. After numerous discussions, Plaintiffs agreed to consider a tender offer for their shares, but insisted that their valuation of the Company indicated that the price to be offered would have to substantially exceed the bid price for the shares (which at the time was approximately $1800.00 per share). Following extended negotiations between counsel for the parties, Plaintiffs indicated that they would favorably consider an offer of $2,990.00 per share for their stock in the context of a tender offer for all shares, conditioned on at least 95% of the shares being tendered and a majority of the unaffiliated shares being tendered.
III.THE SETTLEMENT
     The principal terms, conditions and other matters that are part of the proposed Settlement, which is subject to the Court’s approval, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation. Among other things, the Stipulation provides that, in exchange of a release of all claims arising out of the Complaint:
     Crowley Newco Corporation (the “Purchaser”), a corporation formed by Thomas B. Crowley, Jr. will make a cash tender offer to acquire all of the outstanding public shares of common stock of the Company, including all shares held by Plaintiffs and the members of the putative class (the “Public Shares”), for $2990.00 per share in cash (the “Offer”). The Offer will include conditions requiring that there be validly delivered and not withdrawn prior to the expiration date of the Offer a number of shares of common stock of the Company that constitute:

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(a) a majority of the Public Shares (the “Majority of the Minority Condition”); and (b) together with the shares beneficially owned by the Purchaser, at least 95% of the total number of shares outstanding on the expiration date of the Offer (the “Minimum Condition”). The Offer will also include conditions that this Court shall have approved the settlement of this litigation and entered its final order (and the time for any appeal shall have expired) prior to the closing of the Offer, that there be no material adverse change in the business or assets of the Company prior to the closing of the Offer, that there be no pending governmental or legal action challenging or delaying the consummation of the Offer or the Merger (as defined below), and that the Crowley Board of Directors shall not have determined to oppose the Offer or Merger. Plaintiffs hereby agree to tender all of their shares they own or control and will not oppose the Offer or Merger, withdraw such shares, transfer or dispose of such shares or exercise appraisal rights in the Merger. Under the terms of the Offer, the Purchaser may waive certain conditions.
     Immediately following expiration of the Offer and at the same time as it accepts for payment and purchases the tendered Public Shares, the Purchaser will complete the acquisition of all of the shares beneficially owned or held by Thomas B. Crowley, Jr., Christine S. Crowley and Molly M. Crowley (other than 278 shares held by the Crowley Foundation) as well as those shares held by the Company’s Retirement Stock Plan, Stock Savings Plan and Employee Stock Ownership Plan, then will merge with and into the Company, with the Company continuing as the surviving Company following the merger (the “Merger”). The Purchaser will complete the Merger at the same price to be paid in the Offer ($2990.00 per share), following consummation of the Offer according to its terms.

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IV. REASONS FOR THE SETTLEMENT
     I. Plaintiffs, through their counsel, have completed a thorough investigation of the claims and allegations asserted in the Amended Complaint, as well as the underlying events and transactions relevant to the stockholder litigation. In evaluating the settlement provided for herein, Plaintiffs and their counsel considered, among other things, (a) the benefit to the Plaintiffs and the Class provided by the Settlement, particularly the opportunity to liquidate their minority position for cash at a substantial premium to the bid price of the shares; (b) the attendant risks of continued litigation and the uncertainty of the outcome of the litigation; (c) the probability of recovery and nature of a judgment thereon; and (d) the conclusion reached by the Plaintiffs and their counsel after investigation and consideration sufficient to inform themselves of the merits of the Settlement, that the terms of the Settlement are fair and reasonable and in the best interest of the plaintiffs and the class.
     Defendants have vigorously denied, and continue to deny, any wrongdoing or liability with respect to all claims, events and transactions complained of in the Action, deny that they engaged in any wrongdoing, deny that they committed any violation of law, deny that they breached any fiduciary duties, deny that they acted improperly in any way and deny liability of any kind to

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Plaintiffs or the Class, but consider it desirable that the Action be settled and dismissed on the merits and with prejudice in order to: (a) avoid the substantial expense, inconvenience and distraction of continued litigation; (b) dispose of potentially burdensome and protracted litigation; and (c) finally put to rest and terminate the claims asserted in the Action.
V.CLASS AND DERIVATIVE ACTION DETERMINATION
     On March ___, 2007, the Court entered an Order (the “Scheduling Order”) determining preliminarily and solely for purposes of Settlement, that: (i) pursuant to Chancery Court Rule 23.1 the Action, with respect to Count I thereof, may be properly instituted as a derivative action on behalf of the Company and its stockholders; (ii) pursuant to Chancery Court Rules 23(b)(1) and (b)(2), with no opt-out rights, the Action, with respect to Count II thereof, may be maintained as a class action on behalf of the Class; and (iii) Plaintiffs may serve as Class and Derivative representative with Plaintiffs’ counsel serving as Class and Derivative representative counsel. The Court will consider these issues further at the Settlement Hearing.
     Inquiries or comments about the Settlement may be directed to the attention of Class and Derivative counsel as follows:
R. Bruce McNew
TAYLOR & McNEW LLP
2710 Centerville Road, Suite 210
Greenville, DE 19808
(302) 655-9200
VI.SETTLEMENT HEARING
     The Court has scheduled a Settlement Hearing which will be held in the New Castle Courthouse, 500 North King Street, Wilmington, Delaware 19801, on April ___, 2007, at ___.m., to determine whether: (a) pursuant to Chancery Court Rule 23.1 the Action, with respect to

8

Count I thereof, is properly instituted as a derivative action on behalf of the Company and its stockholders; (b) pursuant to Chancery Court Rules 23(b)(1) and (b)(2), with no opt-out rights the Action, with respect to Count II thereof, may be finally certified as a class action on behalf of the Class; (c) the Plaintiffs have adequately represented the Class, the Company and its stockholders and should be finally designated as Class and Derivative representative with Plaintiffs’ counsel finally designated Class and Derivative representative counsel; (d) the Stipulation and the terms and conditions of the Settlement proposed in the Stipulation, are fair, reasonable, adequate and in the best interests of the Company and the Class; (e) the Court should approve a final judgment dismissing the Action as to all defendants named therein and their affiliates and with prejudice as against Plaintiffs, all members of the Class, and derivatively as against all present, past and future stockholders of the Company (the “Final Order and Judgment”); (f) to hear and determine any objections to the Settlement; (g) the Court should award attorneys’ fees and expenses to Plaintiffs’ attorneys pursuant to the application described below; and (h) to hear such other matters as the Court may deem necessary and appropriate.
     The Court has reserved the right to adjourn the Settlement Hearing from time to time by oral announcement at such hearing or at any adjournment thereof, without further notice of any kind. The Court has also reserved the right to approve the Settlement with such modifications as may be consented to by the parties to the Stipulation without further notice, to enter an Order and Final Judgment, and to order the payment of attorneys’ fees and expenses without further notice of any kind.
VII. RIGHT TO APPEAR AND OBJECT
     Any member of the Class who objects to: (a) the Settlement, (b) the class and derivative Action determinations, (c) the dismissal, (d) the judgments to be entered with respect

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thereto, and/or (e) Plaintiffs’ counsel’s request for fees and reimbursement of costs and expenses in the Action, or (f) who otherwise wishes to be heard, may appear in person or by their attorney at the Settlement Hearing and present evidence or argument that may be proper and relevant to do so, however, such person must not later than ten (10) calendar days prior to the Settlement Hearing, (unless the Court in its discretion shall thereafter otherwise direct for good cause shown) file with the Register in Chancery: (i) a written notice of intention to appear, (ii) a statement of such person’s objections to any matters before the Court, and (iii) the grounds thereof or the reasons for such person’s desiring to appear and be heard, as well as documents or writings such person desires the Court to consider. Also, on or before the date of filing such papers, such person must serve them upon the following counsel of record:
R. Bruce McNew
TAYLOR & McNEW LLP
2710 Centerville Road, Suite 210
Greenville, DE 19808
(302) 655-9200
Jon E. Abramczyk
John P. DiTomo
MORRIS, NICHOLS, ARSHT & TUNNELL, LLP
1201 N. Market Street
P.O. Box 1347
Wilmington, DE 19899
     Any Class member who does not object to the Settlement or the request by Plaintiffs’ counsel for an award of attorneys’ fees or expenses need not do anything with respect to the Settlement Hearing.
     Unless the Court otherwise directs, no person will be entitled to object to the approval of the Settlement, the Class Action determination, the judgments to be entered in the Action, or the award of attorneys’ fees and expenses to Plaintiffs’ counsel, or otherwise to be heard, except by serving and filing written objections as described above.

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     Any person who fails to object in the manner prescribed above will be deemed to have waived the right to object (including the right to appeal) and will be forever barred from raising such objection in this or any other action or proceeding.
VIII. INTERIM INJUNCTION
     Pending final determination of whether the Settlement provided for in the Stipulation should be approved, Plaintiffs, all members of the Class, or any of them, and all stockholders derivatively on behalf of the Company are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively or in any other capacity against any defendants or Defendants’ Affiliates (as defined in the Stipulation) or challenging the Settlement (other than in this Action in accordance with the procedures established by the Court).
IX. ORDER AND FINAL JUDGMENT OF THE COURT
     If the Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate and in the best interests of the Class, the Company and its stockholders, the parties will ask the Court to enter an Order and Final Judgment, which will, among other things: (a) approve the Settlement and adjudge the terms thereof to be fair, reasonable, adequate and in the best interests of the Class, the Company and its stockholders pursuant to Court of Chancery Rules 23(e) and 23.1; (b) make final the Court’s determination that: (i) pursuant to Chancery Court Rule 23.1 the Action, with respect to Count I thereof, is properly instituted as a derivative action on behalf of the Company and its stockholders; (ii) pursuant to Chancery Court Rules 23(b)(1) and (b)(2), the Action, with respect to Count II thereof, a class action is finally certified on behalf of the Class; and (iii) Plaintiffs are designated Class and Derivative representatives with Plaintiffs’

11

counsel as Class and Derivative counsel; (c) authorize and direct the performance of the Settlement in accordance with its terms and conditions; (d) dismiss the Action with prejudice in accordance with the terms of the Stipulation, and release defendants, and Defendants’ Affiliates, from the Settled Claims as defined in the Stipulation; and (e) award attorneys’ fees and expenses to Plaintiffs’ counsel in accordance with the terms of the Stipulation.
X. RELEASE
     The Stipulation provides that, if the Court approves the Settlement and in consideration of the benefits provided by the Settlement, all claims, rights, demands, suits, matters, issues or causes of action, whether known or unknown, of the Plaintiffs and all class members (as herein defined) against all defendants and any of their present or former officers, directors, employees, stockholders, agents, attorneys, advisors, insurers, accountants, trustees, financial advisors, commercial bank lenders, persons who provided fairness opinions, investment bankers, associates, representatives, affiliates, parents, subsidiaries (including the directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively, “Defendants’ Affiliates”), whether such claims arise or could have arisen under state or federal law, including the federal securities laws (except for claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law of stockholders who properly demand appraisal and have not otherwise waived their appraisal rights), and whether directly, derivatively, representatively or arising in any other capacity, that arise out of or in connection with, any claim that was or could have been brought in the Amended Complaint, or that arises now or hereafter out of, or that relates in any way to, the acts, facts or the events alleged in the Amended Complaint including, without limitation, the Life Insurance Agreements and the

12

Settlement Agreement (as those terms are defined in the Amended Complaint), any premiums, expenses, costs or other monies paid or forgiven by the Company relating thereto, and any agreements and disclosures relating thereto, and any acts, facts, matters, transactions, occurrences, conduct or representations relating to or arising out of the subject matter referred to in the Amended Complaint, and the fiduciary and disclosure obligations of any of the defendants (or other persons to be released) with respect to any of the foregoing (whether or not such claim could have been asserted in the Amended Complaint), shall be forever compromised, settled, released and dismissed with prejudice.
XI. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES
     If the Court approves the Settlement, Plaintiffs’ counsel intends to apply to the Court for an award of attorneys’ fees and expenses. The Company has agreed to pay only the fees and expenses as the Court directs. None of the defendants have agreed to be liable for any expenses, costs, damages or fees of Plaintiffs or any member of the Class relating to the Action incurred by any Plaintiff, or any member of the Class, the Company, or by any attorney, expert, adviser, agent or representative of any of the foregoing persons.
XII. NOTICE TO PERSONS OR ENTITIES HOLDING
OWNERSHIP ON BEHALF OF OTHERS
     Brokerage firms, banks and/or other persons or entities who held shares of the Company’s common stock between December 23, 2003 to the present for the benefit of others are directed promptly to send this Notice to all of their respective beneficial owners. The Company will reimburse the record holders for the cost of forwarding this Notice to the beneficial owners. If additional copies of the Notice are needed for forwarding to such beneficial owners, any requests for such additional copies may be made to the Company’s mailing agent at the following address:

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     [insert name and address here]. In the alternative, record holders may forward the names and addresses of the Class members to the Company’s mailing agent at the foregoing address who will cause the Notice to be sent.
XIII. SCOPE OF THIS NOTICE
     This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims which have been asserted by the parties and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the Court files in the Action. You or your attorney may examine the Court files during regular business hours of each business day at the office of the Register in Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801. Do not call the Court.
Dated: March ___, 2007

BY ORDER OF THE COURT:
/s/ Edward G. Pollard, Jr.
Register in Chancery

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Exhibit C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY

Franklin Balance Sheet Investment Fund and	)
Franklin Microcap Value Fund, Oppenheimer	)
Investment Partnership LP and Oppenheimer	)
Close International Ltd., Wynnefield Partners	)
Smallcap Value LP I, Wynnefield Partners	)
Smallcap Value LP, Wynnefield Smallcap Value	)
Off-Shore Fund LPD and Channell Partnership II,	)
LP, and John H. Norberg, Jr., Individually,	)
derivatively and on behalf of a Class of similarly	)
situated stockholder	)
)
Plaintiffs,	)
	)	Civil Action No. 888-N
)
v.	)
)
Thomas B. Crowley, Jr., Molly M. Crowley, Phillip E.	)
Bowles, Gary L. Depolo, Earl T. Kivett, William A.	)
Pennella, Leland S. Prussia, Cameron W. Wolfe, Jr.,	)
)
Defendants,	)
)
v.	)
)
Crowley Maritime Corporation,	)

Nominal Derivative Defendant.
ORDER AND FINAL JUDGMENT
     The Stipulation and Agreement of Compromise, Settlement and Release, dated March ___, 2007 (the “Stipulation”), of the above-captioned consolidated action (the “Action”), having been presented at the Settlement Hearing on April ___, 2007, pursuant to the Scheduling Order for Approval of Settlement of Class and Derivative Action entered herein on March ___, 2007 (the “Scheduling Order”), which Stipulation was joined and consented to by all parties to the Action and which (along with the defined terms therein) is incorporated herein by reference;

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and the Court having determined that notice of said hearing was given in accordance with the Scheduling Order to the members of the Class as certified by the Court in the Scheduling Order and that said notice was adequate and sufficient; and the parties having appeared by their attorneys of record; and the attorneys for the respective parties having been heard in support of the settlement of the Action, and an opportunity to be heard having been given to all other persons desiring to be heard as provided in the Notice (as defined below); and the entire matter of the Settlement having been considered by the Court;
     IT IS HEREBY ORDERED, ADJUDGED AND DECREED, this ___day of ___, 2007, as follows:
     The Notice of Pendency of Class and Derivative action, Temporary and Proposed Class Action Determination, Proposed Settlement of Class and Derivative Action, Settlement Hearing and Right to Appear (the “Notice”) has been given to the Class (as defined hereinafter), pursuant to and in the manner directed by the Scheduling Order, proof of the mailing of the Notice was filed with the Court by counsel for defendants and full opportunity to be heard has been offered to all parties, the Class and persons in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Due Process and Delaware Court of Chancery Rules 23 and 23.1.
     Due and adequate notice of the proceedings having been given and a full opportunity having been offered to the members of the Class to participate in the Settlement Hearing, or object to the Settlement, it is hereby determined that all members of the Class are bound by the Final Order and Judgment entered herein.
     Based on the record of the Action and pursuant to Court of Chancery Rule 23.1, the Court finds that (a) the Action with respect to Count I was properly instituted as a derivative

2

action on behalf of the Company and its shareholders; and (b) at all times, the named Plaintiffs and their counsel have adequately represented the interests of the Company and its shareholders with respect to Count I of the Action and claims asserted therein.
     Based on the record of the Action, each of the provisions of Chancery Court Rule 23(a) has been satisfied with respect to Count II of the Complaint and the Action with respect to such Count has been properly maintained as a class action pursuant to Chancery Court Rules 23(b)(1) and (b)(2). Specifically, this Court finds that (a) the Class is so numerous that joinder of all members is impracticable; (b) there are questions of law or fact common to the Class; (c) the claims of the representative plaintiff are typical of the claims of the Class; and (d) the representative plaintiff has fairly and adequately protected the interests of the Class. Therefore, the Action is finally certified, as a class action, pursuant to Chancery Court Rules 23(a), (b)(1) and (b)(2), with no opt-out rights, on behalf of a class (the “Class”) composed of all owners of the Company’s common stock as of December 23, 2003 to and including the effective date of the consummation of the Merger as defined in the Stipulation, (other than defendants and their “affiliates” and “associates” (as those terms are defined in Rule 12b-2 promulgated pursuant to the Securities Exchange Act of 1934)), including the legal representatives, heirs, successors in interest, transferees and assignees of all such foregoing holders, immediate and remote.
     Plaintiffs are hereby finally certified as Class and Derivative representatives with their respective counsel finally certified as Class and Derivative counsel.
     The Settlement is found to be fair, reasonable and adequate and in the best interests of the Company, its shareholders and the Class, and it is hereby approved. The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with its terms and provisions, and the Register in Chancery is directed to enter and docket this Order and Final Judgment in the Action.

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     The Amended Complaint in the Action is dismissed in its entirety with prejudice on the merits, with each party to bear its own costs (except, with respect to costs, as otherwise provided in the Stipulation).
     All claims, rights, demands, suits, matters, issues or causes of action, whether known or unknown, of the plaintiffs and all class members (as herein defined) against all defendants and any of their present or former officers, directors, employees, stockholders, agents, attorneys, advisors, insurers, accountants, trustees, financial advisors, commercial bank lenders, persons who provided fairness opinions, investment bankers, associates, representatives, affiliates, parents, subsidiaries (including the directors and officers of such affiliates, parents, and subsidiaries), general partners, limited partners, partnerships, heirs, executors, personal representatives, estates, administrators, successors and assigns (collectively, “Defendants’ Affiliates”), whether such claims arise or could have arisen under state or federal law, including the federal securities laws (except for claims for appraisal pursuant to Section 262 of the Delaware General Corporation Law of stockholders who properly demand appraisal and have not otherwise waived their appraisal rights), and whether directly, derivatively, representatively or arising in any other capacity, that arise out of or in connection with, any claim that was or could have been brought in the Amended Complaint, or that arises now or hereafter out of, or that relates in any way to, the acts, facts or the events alleged in the Amended Complaint including, without limitation, the Life Insurance Agreements and the Settlement Agreement (as those terms are defined in the Amended Complaint), any premiums, expenses, costs or other monies paid or forgiven by the Company relating thereto, and any agreements and disclosures relating thereto, and any acts, facts, matters, transactions, occurrences, conduct or representations relating to or arising out of the subject matter referred to in the Amended Complaint, and the fiduciary and disclosure obligations of any of the defendants (or other persons to be released) with respect to

4

any of the foregoing (whether or not such claim could have been asserted in the Amended Complaint), shall be forever compromised, settled, released and dismissed with prejudice (the “Settled Claims”). Dismissal of the Settled Claims with prejudice and on the merits shall become effective immediately upon the entry of this Order and Final Judgment and without any further action by the Court.
     The release set forth herein extends to claims that plaintiffs, on behalf of the Class and the Company, do not know or suspect to exist at the time of the release, which if known, might have affected the decision to enter into this release. Each of the named plaintiffs and each member of the Class and the company shall be deemed to waive any and all provisions, rights and benefits conferred by any law of the United States or any state or territory of the United States, or principle of common law, which governs or limits a person’s release of unknown claims. Plaintiffs, on behalf of the Class, acknowledge that members of the Class may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of this release, but that it is their intention, on behalf of the Class, to fully, finally and forever settle and release any and all claims released hereby known or unknown, suspected or unsuspected, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of such additional or different facts.
     The Class’s rights, to the extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the release set forth above, are terminated. The law of the State of Delaware, is applicable to the Settlement or the Settled Claims.
     Plaintiffs’ attorneys are hereby awarded fees and expenses in the amount of                      in connection with the Action, which fees and expenses the Court finds to be

5

fair and reasonable and which shall be paid to plaintiffs’ attorneys in accordance with the terms of the Stipulation.
     Nothing in this Final Order and Judgment shall be construed as a presumption, concession or admission by any of the parties to the Stipulation or the Action of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Action, or any other actions or proceedings, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in any action or proceeding, whether civil, criminal or administrative, except in a proceeding to enforce the terms or conditions of the Stipulation or of this Order and Final Judgment.

     Vice Chancellor

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